EXHIBIT 3

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

1.   The name of the proposed corporation is Cornerstone Bancorp.

2. The initial registered office of the corporation is 4821 Calhoun Memorial Highway, Easley, South Carolina 29642 and the initial registered agent at such address is J. Rodger Anthony.

3.   The corporation is authorized to issue shares of stock as follows.

Complete a or b whichever is applicable:

          a.   [ ] The  corporation  is  authorized  to issue a single  class of
               shares,  and  the  total   number  of   shares   authorized   is:
               ___________________________________.

          b. [x] The corporation is authorized to issue more than one class of shares:

               Class of Shares               Authorized No. of Each Class
               ---------------               ----------------------------
               Common Stock                         20,000,000
               Preferred Stock                      10,000,000

          The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

          Common Stock: The shares of common stock shall have unlimited voting rights and are entitled, together with any services of preferred stock which also has such right specified, to receive the net assets of the corporation upon dissolution.

          Preferred Stock:           The board of directors  shall determine the
                                     preferences,   limitations   and   relative
                                     rights of one or more series of shares of preferred stock.

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See ss. 33-1-230(b)):

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss. 33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

          A.   NO PREEMPTIVE RIGHTS.

               No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into, carrying an option to purchase or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

          B.   NO CUMULATIVE VOTING.

               The holders of shares entitled to vote at an election of directors shall not have the right to cumulate their votes.

          C.   NUMBER OF DIRECTORS.

               The Board of Directors shall have the power to set the number of directors from time to time at six (6) or more directors.

          D.   CLASSIFICATION OF DIRECTORS; STAGGERED TERMS.

               Directors shall be divided into three classes, each class to be as nearly equal in number as possible. Except as otherwise required by law or as may be necessary to have the classes as nearly equal as possible, each director shall be elected to serve a three (3) year term.

          E.   BUSINESS COMBINATIONS.

               Whether or not the Corporation has a class of voting shares registered with the Securities and Exchange Commission or another federal agency under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), any "business combination," as defined in S.C. Code Section 35-2-205 (as such section may from time to time be amended) shall only be undertaken in compliance with the provisions of Article 2 of Chapter 2 of Title 35 of the South Carolina Code (as such article may from time to time be amended), as though the Corporation had a class of voting shares registered under the 1934 Act; provided, however, if Article 2 of Chapter 2 of Title 35 of the South Carolina Code shall at any time be repealed, this provision of the Corporation's Articles of Incorporation shall not also be repealed, but shall remain in effect, unless repealed by the shareholders, in the form such
               Article 2 was in effect immediately prior to such repeal.

          F.   LIMITATION OF DIRECTOR LIABILITY.

               No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director occurring after the effective date hereof; provided, however, the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) imposed for unlawful distributions as set forth in Section 33-8-330 of the South Carolina Business Corporation Act of 1988, as it may be amended from time to time (the "Act") or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by Section 33-2-102(e) and by the Act or any successor law or laws. Any repeal or modification of the foregoing protection by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          G.   QUORUM.

               A  majority  of  the  shares   entitled  to  vote  thereat  shall
               constitute a quorum at any meeting of shareholders for the transaction of any business.

          H.   MERGERS,   CONSOLIDATIONS,   EXCHANGES,   SALES  OF   ASSETS   OR
               DISSOLUTION.

               With respect to any plan of merger, consolidation or exchange, or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of the Corporation or any resolution to dissolve the Corporation, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of the Corporation.

          I.   NOMINATION OF DIRECTORS.

               No person shall be eligible to be elected a director of the Corporation at a meeting of shareholders unless that person has been nominated by a record shareholder entitled to vote at such meeting by giving written notice of such nomination to the Secretary of the Corporation at least ninety (90) days prior to the date of the meeting. Such written notice shall provide any information required in the Bylaws of the Corporation.

          J.   REMOVAL OF DIRECTORS.

               An affirmative vote of 80% of the outstanding shares of the Corporation shall be required to remove any or all of the directors without cause.

          K.   DUTY OF DIRECTORS.

               When evaluating any proposed plan of merger, consolidation, exchange, or sale of all, or substantially all, of the assets of the Corporation, the Board of Directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interests of the Corporation's shareholders.

          L.   AMENDMENT TO ARTICLES OF INCORPORATION.

               Any amendment to the Articles of Incorporation of the Corporation which amends, alters, repeals or is inconsistent with any of the provisions of Article 5.A, B, C, D, E, F, G, H, I, J or K above, or this Article 5.L, unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, shall not be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of the Corporation. If two-thirds of the full Board of Directors approves such an amendment, the amendment need only be approved by an affirmative vote of holders of two-thirds of the outstanding shares of the Corporation.

               Any amendment to the Articles of Incorporation (other than these amendments which may be adopted by the Board of Directors without Shareholder approval) to change the number or classes of shares the Corporation is authorized to issue or to change the name of the Corporation may be adopted upon approval by the affirmative vote of a majority of the outstanding shares of the Corporation.

6. The name and address of each incorporator is as follows (only one is required):

         Name                    Address                   Signature
         ----                    -------                   ---------

         J. Rodger Anthony       1079 Blackbottom Road     /s/J. Rodger Anthony
                                 Greenville, SC

7. I, George S. King, Jr., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Section 33-2-102 of the 1976 South Carolina Code.

Date: December 31, 1998
                                           /s/George S. King, Jr.
                                           ----------------------------------
                                           (Signature)

                                           George S. King, Jr.
                                           ----------------------------------
                                           (Type or Print Name)
                                           Address: P. O. Box 11889
                                           Columbia, South Carolina 29211

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Cornerstone Bancorp.

2. Date of Incorporation: January 7, 1999

3. Agent's Name and Address: J. Rodger Anthony, 4821 Calhoun Memorial Highway, Easley, South Carolina 29642

4. On July 13, 2010, the corporation adopted the following Amendment of its Articles of Incorporation:

                                See Attachment A.

5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: N/A

6. The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of 1976 South Carolina Code of Laws, as amended).

Date:  July 14, 2010                     CORNERSTONE BANCORP

                                         s/J. Rodger Anthony
                                         -------------------------------------
                                         J. Rodger Anthony
                                         President and Chief Executive Officer

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

                8% CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A
                                       OF
                               CORNERSTONE BANCORP

         Pursuant to the provisions of Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988, as amended, and the Articles of Incorporation of Cornerstone Bancorp (the "Corporation"), a series of Preferred Stock, no par value per share, of the Corporation is hereby created, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

         Section 1. Designation, Number of Shares and Rank.

         (a) There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "8% Cumulative Perpetual Preferred Stock, Series A" (the "Series A Preferred Stock").

         (b) The authorized number of shares of Series A Preferred Stock shall be 2,500.

         (c) Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. The Series A Preferred Stock shall be perpetual, subject to the provisions of Section 5 hereof. The Series A Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

         Section 2. Definitions. As used herein with respect to Series A Preferred Stock:

         (a) "Applicable Dividend Rate" means 8% per annum.

         (b) "Appropriate Federal Banking Agency" means the "appropriate Federal banking agency" with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

         (c) "Articles" means the Corporation's articles of incorporation.

         (d) "Business Day" means any day except Saturday, Sunday and any day on which Cornerstone National Bank is closed.

         (e) "Bylaws" means the bylaws of the Corporation, as they may be amended from time to time.

         (f) "Common Stock" means the common stock, no par value per share, of the Corporation.

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

         (g) "Dividend Period" has the meaning set forth in Section 3(a).

         (h) "Dividend Payment Date" means February 15, May 15, August 15 and November 15 of each year.

         (i) "Dividend Record Date" has the meaning set forth in Section 3(a).

         (j) "Effective Date" means the date on which Articles of Amendment containing this Attachment A are filed with the Secretary of State of South Carolina.

         (k) "Junior Stock" means the Common Stock, and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

         (l) "Liquidation Amount" means $1,000 per share of Series A Preferred Stock.

         (m) "Liquidation Preference" has the meaning set forth in Section 4(a).

         (n) "Original Issue Date" means the date on which each share of Series A Preferred Stock is first issued by the Corporation.

         (o) "Parity Stock" means any class or series of stock of the Corporation (other than Series A Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

         (p) "Preferred Director" has the meaning set forth in Section 6(b).

         (q) "Preferred Stock" means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock.

          (r) "Voting Parity Stock" means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote as specified in Sections 6(a) and 6(b) hereof, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

         Section 3. Dividends.

         (a) Rate. Holders of Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Series A Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a "Dividend Period", provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

         Dividends that are payable on Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month. In the event that such computation results in a payment per share which is not an integral multiple of a whole cent, the computed amount shall be rounded to the nearest one-hundredth of one cent to compute the amount due per share but the total amount payable to each holder for all shares held by such holder shall be rounded down to the nearest whole cent.

         Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date"). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

         Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series A Preferred Stock as specified in this Section 3 (subject to the other provisions hereof).

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

         (b) Priority of Dividends. So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Series A Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series A Preferred Stock on the applicable record date) and unless such dividend, distribution, purchase, redemption or acquisition would not (i) cause the Corporation's unrestricted retained earnings and additional paid-in capital to be less than two times the quarterly dividend on the outstanding shares of Series A Preferred Stock, or (ii) cause the Corporation's regulatory capital to be less than the amount necessary to be well capitalized by all applicable measures (applying the measures applicable to the Corporation's subsidiary bank if no specific measure is then applicable to the Corporation) plus two times the quarterly dividend on the outstanding shares of Series A Preferred Stock. The foregoing limitation shall not apply to (x) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (y) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (z) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Effective Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

         When dividends are not paid in full upon the Series A Preferred Stock and any shares of Parity Stock (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date), all dividends declared on the Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A


declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Series A Preferred Stock prior to such Dividend Payment Date.

         Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Series A Preferred Stock shall not be entitled to participate in any such dividends.

         Section 4. Liquidation Rights.

         (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Series A Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the "Liquidation Preference").

         (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series A Preferred Stock as to such distribution, holders of Series A Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

         (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series A Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

         (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

         Section 5. Redemption.

         (a) Optional Redemption. The Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

         The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in
Section 3 above.

         (b) No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption or repurchase of any shares of Series A Preferred Stock.

         (c) Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

         (d) Partial Redemption. In case of any redemption of part of the shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

         (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the State of South Carolina, and having a capital and surplus of at least $25 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

         (f) Status of Redeemed Shares. Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series A Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Stock).

         Section 6. Voting Rights.

         (a) General. The holders of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law. Holders of shares of Series A Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Series A Preferred Stock are entitled to vote, including any action by written consent.

         (b) Preferred Stock Directors. If, at any time or times, beginning after December 31, 2011, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Series A Preferred Stock shall have the right, with holders of shares of any one or more other

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the "Preferred Directors" and each a "Preferred Director") to fill such newly created directorships at the Corporation's next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Series A Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Series A Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy in the office of any Preferred Director may be filled, only by the affirmative vote of the holders a majority of the shares of Series A Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If holders of the Series A Preferred Stock shall have the right to elect directors as provided in this section, each share of Series A Preferred Stock shall have one vote with respect to each share of Series A Preferred Stock held of record by such holder. Cumulative voting shall not be permitted.

         (c) Class Voting Rights as to Particular Matters. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (i) Authorization of Senior Stock. Any amendment or alteration of the term of the Series A Preferred Stock as set forth herein or the Articles to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

                  (ii) Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the terms of the Series A Preferred Stock as set forth herein or the Articles (including, unless no vote on such merger or consolidation is required by Section 6(c)(iii) below, any amendment, alteration or repeal by means of a

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A

         merger, consolidation or otherwise) which adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

                  (iii)   Share   Exchanges,   Reclassifications.   Mergers  and
         Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 6(c), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series A Preferred Stock.

         (d) Changes after Provision for Redemption. No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Section 6(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

         (e) Procedures for Voting and Consents. The procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series A Preferred Stock is listed or traded at the time.

                                                             Cornerstone Bancorp
                                                           Articles of Amendment
                                                                    Attachment A


         Section 7. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

         Section 8. Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted herein, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Series A Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series A Preferred Stock in any manner permitted by such facility.

         Section 9. No Preemptive Rights. No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

         Section 10. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

         Section 11. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles or as provided by applicable law.

                                * * * * * * * * *